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                                                                   EXHIBIT 10.17

                           PROGRAM LICENSE AGREEMENT

         THIS PROGRAM LICENSE AGREEMENT dated as of November 13, 1998 between NATIONAL INTERFAITH CABLE COALITION, INC., a Maryland not-for-profit corporation ("NICC") whose address is 74 Trinity Place, New York, New York 10006, and ODYSSEY HOLDINGS, L.L.C., a Delaware limited liability company ("Licensee"), whose address is 74 Trinity Place, 9th Floor, New York, New York 10006.

         The parties hereby agree as follows:

         1. In consideration of the sum of ten ($10) dollars paid to NICC and for other good and valuable consideration, as more fully set forth pursuant to an agreement between the parties dated as of the date hereof (the "Company Agreement"), NICC hereby grants to Licensee the rights in the United States, its territories and possessions to exhibit by means of traditional cable or digital transmission or by any other means or method of television transmission now or hereafter known, including over-the-air broadcast, (to the extent NICC possesses such rights pursuant to the rights agreements with owners of programs furnished to NICC), the programming set forth in Schedule A annexed hereto and made a part hereof, (the "Programs") on THE ODYSSEY CHANNEL (or successor thereto) in accordance with the terms hereinbelow set forth. As used herein "Programs" shall have the same meaning as "NICC Programming" in the Company Agreement. With respect to over-the-air programming, Licensee will pay any required residual or step-up payments for such over-the-air use. Schedule A shall be amended from time to time by adding additional programs, their respective terms of license, and their license fees, if

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any. License fees for programs in addition to the minimum number of hours of programming to be delivered by NICC for the annual program license fee, if any, may be funded in whole or in part by Licensee for license fees to be agreed upon.

         The rights granted under the License include, without limitation, the following:

                  (i) The right to use the title or titles by which each Program is or may be known or identified.

                  (ii) The right to use and perform any and all music, lyrics, and musical compositions contained in each Program and/or recorded in the soundtrack thereof in connection with the distribution, exhibitions, advertising, publicizing and exploitation of such Program.

                  (iii) The right to edit the videotapes of the Programs but only to the extent necessary for purposes of timing and commercial insertions, provided that Licensee will not edit out the copyright notice or credits.

                  (iv) The right to publicize and advertise each Program throughout the Territory during the Term, including without limitation, the right in the Territory for the purpose of advertising, publicizing and exploiting each Program to:

                     (A) Literary Material: Publish and to license and authorize others to publish any synopses, summaries, adaptations, and excerpts from each Program and from any literary or dramatic material included in such Program in newspapers, magazines, trade periodicals, booklets, press books and any other



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         periodicals and in all other media of advertising and publicity not exceeding 2,500 words in length.

                  (B) Radio and Television: Broadcast by radio and television for advertising purposes and to license and authorize others to so broadcast any parts or portions of each Program not exceeding five (5) minutes in length (unless otherwise notified by NICC) and any literary or dramatic material included in the Program or upon which the Program was based alone or in conjunction with other literary, dramatic or musical material.

                  (C) Names and Likenesses: Use and license and authorize others to use the name, physical likeness and voice (and any simulations or reproduction thereof) of any party rendering services in connection with each Program for the purpose of advertising, publicizing or exploiting the Program, subject to NICC's prior approval, not to be unreasonably withheld.

                  (D) Use of Name and Trademarks: To use Licensee's name and trademark on the positive prints of the Program and in trailers thereof, and in all advertising and publicity relating thereto, in such a manner, position, form and substance as Licensee may elect.

                  (E) Commercials: To permit commercial messages to be exhibited during and after the exhibition of each Program.




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                     (F) Trailers: To cause trailers for the Programs and prints thereof to be manufactured, exhibited and distributed by every means, medium, process, method and device now or hereafter known.

         The License shall be exclusive to Licensee during the Term against all forms of exhibition and distribution in the Territory through any medium, means or instrumentalities now or hereafter known, including, but not limited to, cable, pay-per-view, over-the-air broadcast and super-stations.

         Notwithstanding the foregoing, the parties recognize that some of the Programs furnished pursuant to this Agreement may be furnished without cost to NICC or may be substantially subsidized by faith groups. In this regard, it is agreed that with respect to programs provided by the faith groups without cost to NICC, or for which NICC pays less than one-third of the production costs of such programs, the rights to such free or heavily subsidized programs so obtained by NICC may be non-exclusive if NICC's rights to such programs are non-exclusive.

         The Term of this Agreement shall commence on the Effective Date hereof and shall terminate when the Company Agreement is terminated.

         Pursuant to the terms of the Company Agreement, Licensee will advance to NICC an annual program license fee of $5 million dollars, which amount will be adjusted each year according to the terms of the Company Agreement. The program license fee shall be payable to NICC in equal quarterly installments on the first day of each contract or calendar quarterly period as mutually agreed, commencing on the date of execution of this Agreement or January 1, 1999. The advance will be treated as an advance payment against Programs undertaken to be produced




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or acquired by NICC and licensed to Licensee after the closing of the Company
Agreement. NICC shall not use the advance or any portion thereof for any purpose other than to produce and/or acquire Programs and any activities directly or indirectly related thereto (e.g., obtaining E&O insurance and developing new programs). NICC shall furnish no less than two hundred (200) hours of programming per year in consideration of license fees paid by Licensor pursuant to the Company Agreement. Programming shall comply with Licensee's technical standards and quality requirements for programs of comparable genre and budget. Such programming shall be selected by NICC in consultation with Licensee, a sufficient number of days prior to the calendar quarter in which such programming is to be exhibited as mutually determined by the parties. In the event NICC fails to deliver any programming in accordance with the terms of this Agreement (e.g., fails to deliver any or sufficient programming, fails to deliver the programming in a timely manner, such programming does not meet Licensee's technical standards or the delivery or use of such programming violates the rights of a third party) then, in addition to all of Licensee's rights and remedies under this Agreement, Licensee shall have the right to substitute for such NICC programming any programming it chooses in its sole discretion.

         2. NICC represents that it has the right and authority to grant the rights granted to Licensee hereunder, and the license to televise all of the Programs with the right to sublicense those rights to Licensee as herein provided. NICC further represents and warrants that (i) Licensee's exercise of its rights hereunder will not violate or infringe any right of any third party,
(ii) each of the Programs is, or upon delivery will be, completely finished, fully edited and titled and fully synchronized with dialogue, sound and music and in all respects ready and of a




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quality, both artistic and technical, adequate for commercial public exhibition;
and (iii) all claims and rights of owners of copyright or other rights appearing, used or recorded in each Program have been, or prior to delivery will be, fully paid and discharged.

         3. The respective terms (unless earlier terminated as provided in Paragraph 9 below) of the licenses for the Programs are set forth with respect to each such Program on Schedule A. Upon the expiration of the term for a particular Program, the license herein shall terminate with respect to that Program.

         4. For each Program delivered by NICC to Licensee hereunder, NICC shall furnish the Program materials specified in Schedule B, appended hereto and made a part hereof at least thirty (30) days prior to the initial scheduled date of telecast; provided Licensee has notified NICC of such date. Such materials, if broadcast or duplicating materials, will be of network quality and in a format designated in Schedule B. Licensee will examine the materials, and if they are technically defective, Licensee will return the materials to NICC at NICC's cost, and NICC will furnish acceptable replacement materials. NICC will be responsible for all costs associated with the creation and manufacture of the Program materials.

         5. To the extent there are any conflicts between the terms and conditions of this Program License Agreement and the terms and conditions of the Company Agreement, the terms and conditions of the Company Agreement will prevail.

         6. All rights in and to the Programs not herein specifically licensed to Licensee, are reserved to NICC for its use and disposition.



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         7. A. Licensee agrees to indemnify, defend and hold harmless NICC and its officers, directors, employees, agents, licensees, successors and assigns, from and against any losses, judgments, settlements, damages, costs and expenses (including reasonable attorney's fees), resulting from any claim relating solely to Licensee's exercise of rights in the Programs or any claims by the owners of the Programs, other than with respect to any matter for which NICC has agreed to indemnify Licensee hereunder.

            B. NICC agrees to indemnify and hold harmless Licensee and its officers, directors, employees, agents, licensees, successors and assigns from and against any losses, judgements, settlements, damages, costs and expenses (including reasonable attorney's fees), resulting from any breach of a material representation, warranty or obligation of NICC.

         8. NICC at its own expense, shall procure and maintain in full force and effect at all times during the term of this agreement, with a responsible insurance carrier acceptable to Licensee, an errors and omissions liability insurance policy with respect to Licensee's cablecasting or other transmission services with a limit of liability of not less than one million/three million dollars insuring against (without limitation) any claims that may arise with respect to its cablecasting of the Programs. Such insurance policy shall be written for the benefit of Licensee and NICC and shall provide for at least 30 days' prior written notice to the parties of the cancellation or substantial modification thereof. NICC shall deliver a certificate of such insurance to Licensee promptly upon issuance of said insurance policy, and from time to time upon reasonable request by Licensee, promptly shall furnish to Licensee evidence of the maintenance of said insurance policy.



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         9. A. NICC shall have the right to terminate this License Agreement in the event that any of the following shall occur:

                  (i) Licensee or its successors or assigns shall discontinue or substantially discontinue its cable television operations.

                  (ii) Licensee files a petition in bankruptcy, is adjudicated a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, or if a receiver, liquidator, or trustee is appointed for its business or assets, or Licensee otherwise takes advantage of any insolvency law or similar law for the protection of debtors, or suffers a petition of bankruptcy to be filed against it.

                  (iii) Licensee defaults in any of its obligations hereunder and does not cure same within thirty (30) days after receiving written notice from NICC specifying the default. Any termination pursuant to this subparagraph shall be without prejudice to NICC's rights to pursue other remedies, including the right to recover damages and to obtain injunctive relief.

            B. Licensee may not terminate this License Agreement and Licensee's remedies, in the event of any breach by NICC, shall be limited to an action at law for monetary damages except upon liquidation of the assets of Licensee.

         11. This Agreement shall not be modified or waived, in whole or in part, except in a writing signed by both parties. A waiver by either party of any breach or default by the other party shall not be construed as an ongoing waiver or waiver of any other breach or default. All notices required or permitted to be given pursuant to this agreement shall be deemed


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sufficiently given when delivered personally during a business day to the address first above written (or such other address as to which notice is given pursuant to these provisions), or three days after the posting thereof by first-class mail (postage prepaid), or on the first business day following the sending of a telefax, or on the day of receipt of overnight courier service. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and wholly to be performed therein, constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes any prior oral or written understandings or agreements with respect thereto. This agreement does not constitute a partnership, joint venture, or agency between the parties, nor shall either party be bound or become liable because of any representation, action, or omission of the other.

         IN WITNESS WHEREOF, the parties have caused this Program License Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                                  NATIONAL INTERFAITH CABLE
                                                      COALITION, INC.

                                                  By: /s/ DAVID P. MATTHEWS
                                                     -----------------------
                                                     Its

                                                  ODYSSEY HOLDINGS, L.L.C.

                                                  By: /s/ MARGARET A. LOESCH
                                                     -----------------------
                                                     Its President and CEO



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